As filed with the Securities and Exchange Commission on August 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ON SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3840979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5005 E. McDowell Road

Phoenix, Arizona 85008

(Address of Principal Executive Offices) (Zip Code)

ON SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED STOCK INCENTIVE PLAN

(Full title of the plan)

George H. Cave, Esq.

ON SEMICONDUCTOR CORPORATION

5005 E. McDowell Road

Phoenix, Arizona 85008

(602) 244-5226

(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	27,900,000 shares	$15.02	$419,058,000.00	$48,568.83

(1)

Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan as the result of a stock split, stock dividend, or similar adjustment of the outstanding common stock of the registrant.

(2)

Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Stock Market LLC (NASDAQ Global Select Market) on August 1, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to each employee who is eligible to participate in the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan, as amended (the “Plan”), as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) either as part of this registration statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act, and accordingly, such information is omitted from this Registration Statement and is not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Pursuant to General Instruction E to Form S-8, the contents of the registration statements on Form S-8 filed by ON Semiconductor Corporation (the “Company”) with the SEC on May 19, 2010 (File No. 333-166958), Form S-8 filed with the SEC on August 17, 2012 (File No. 333-183389), and each of them are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The sole purpose of this Registration Statement is to register an additional 27,900,000 shares of the Company’s common stock, par value $0.01, reserved for issuance under the Plan. This increase was approved by the Company’s Board of Directors on March 22, 2017 and by the Company’s shareholders on May 17, 2017.

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are incorporated herein by reference, excluding, in each case, information deemed furnished and not filed:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

2.	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017.

3.	The Company’s Current Reports on Form 8-K filed January 17, 2017, February 1, 2017, February 17, 2017, February 28, 2017, March 20, 2017, April 3, 2017, May 18, 2017, and June 2, 2017.

4.

The description of the Company’s common stock included in its registration statement on Form 8-A12G, filed April 21, 2000, and any amendment or report that the Company has filed (or will file after the date of this Registration Statement and prior to the termination of this offering) for the purpose of updating such description, including, but not limited to, its Current Report on Form 8-K filed with the SEC on May 18, 2017.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding, in each case, information deemed furnished and not filed. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), contains provisions relating to the limitation of liability and indemnification of directors and officers. The Certificate of Incorporation eliminates the personal liability of each of the Company’s directors to the fullest extent permitted by Section 102(b)(7) of the DGCL, as it may be amended or supplemented, and provides that the Company will indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time.

The Company has entered into indemnification agreements with each of its directors and executive officers. The form of agreement (the “Indemnification Agreement”) provides, subject to certain exceptions and conditions specified in the Indemnification Agreement, that the Company will indemnify each indemnitee to the fullest extent permitted by Delaware law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding or claim in which such person is involved because of his or her status as one of the Company’s directors or executive officers. In addition, the Indemnification Agreement provides that the Company will, to the extent not prohibited by law and subject to certain exceptions and repayment conditions, advance specified indemnifiable expenses incurred by the indemnitee in connection with such proceeding or claim. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Indemnification Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 25, 2016.

The Company also maintains directors’ and officers’ insurance policies that indemnify its directors and officers against various liabilities, including certain liabilities under the Securities Act, that might be incurred by any director or officer in his or her capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney

In addition to those Exhibits shown above, the Company hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Securities Act by reference to the filings set forth below:

Exhibit No.	Description	Previously Filed as Exhibit	File No.	Date Filed

4.1(a)	Amended and Restated Certificate of Incorporation of ON Semiconductor Corporation, as further amended through March 26, 2008	Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008	000-30419	5/7/08

4.1(b)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 28, 2014	000-30419	6/3/14

4.1 (c)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017	000-30419	8/7/17

4.2	Amended and Restated Bylaws of ON Semiconductor Corporation	Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 21, 2013	000-30419	11/25/13

4.3	Specimen of share certificate of Common Stock, $.01 par value, ON Semiconductor Corporation	Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003	000-30419	3/10/04

99.1	ON Semiconductor Corporation Amended and Restated Stock Incentive Plan	Exhibit 4.1 to the Company’s Registration Statement on Form S-8	333-166958	5/19/10

99.2	First Amendment to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan	Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2012	000-30419	8/2/13

99.3	Second Amendment to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan	Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2015	000-30419	8/3/15

99.4	Third Amendment to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan	Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017	000-30419	8/7/17

99.5	Form of Indemnification Agreement with Directors and Officers	Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 19, 2016	000-30419	2/25/16

Item 9. Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 7, 2017.

ON SEMICONDUCTOR CORPORATION

By:	/s/ Keith D. Jackson
Keith D. Jackson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Keith D. Jackson	President, Chief Executive Officer and Director	August 7, 2017
Keith D. Jackson	(Principal Executive Officer)

/s/ Bernard Gutmann	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	August 7, 2017
Bernard Gutmann

/s/ Bernard R. Colpitts, Jr. Bernard R. Colpitts, Jr.	Principal Accounting Officer (Principal Accounting Officer)	August 7, 2017

* Alan Campbell	Chair of the Board of Directors	August 7, 2017

* Atsushi Abe	Director	August 7, 2017

* Curtis J. Crawford	Director	August 7, 2017

II-1

* Gilles Delfassy	Director	August 7, 2017

* Emmanuel T. Hernandez	Director	August 7, 2017

* Paul A. Mascarenas	Director	August 7, 2017

* Daryl A. Ostrander	Director	August 7, 2017

* Teresa M. Ressel	Director	August 7, 2017

*By: /s/ Bernard Gutmann Bernard Gutmann	Attorney in Fact	August 7, 2017

II-2

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney